Exhibit 99.1

For Immediate Release

Cephalon and Eurand File Patent Infringement Lawsuit

Against Mylan Pharmaceuticals and Barr Pharmaceuticals

FRAZER, Pa., and PHILADELPHIA, Pa., November 26, 2008 — Cephalon, Inc. (Nasdaq: CEPH) and Eurand, Inc. (Nasdaq: EURX) today announced that they have filed a lawsuit in U.S. District Court in Delaware against Mylan Pharmaceuticals, Inc. and its subsidiary, Mylan, Inc., and Barr Pharmaceuticals, Inc. and its subsidiary, Barr Laboratories, Inc., for infringement of Eurand’s U.S. Patent Number 7,387,793.  This patent claims extended-release formulations containing the muscle relaxant cyclobenzaprine, including AMRIX® (Cyclobenzaprine Hydrochloride Extended-Release Capsules) and expires February 26, 2025.

The lawsuit is based upon Abbreviated New Drug Applications (ANDAs) filed by Mylan and Barr, each seeking U.S. Food and Drug Administration (FDA) approval for a generic equivalent of the 15 mg and 30 mg strengths of AMRIX to be sold in the United States.  The Mylan ANDA alleges that the AMRIX patent will not be infringed by its manufacture, use or sale of the product described in its ANDA and reserves its right to challenge the validity and/or enforceability of the AMRIX patent.  The Barr ANDA alleges that the AMRIX patent is invalid, unenforceable and/or will not be infringed by its manufacture, use or sale of the product described in its ANDA.  AMRIX was approved by the FDA in February 2007 for short-term use as an adjunct to rest and physical therapy for relief of muscle spasm associated with acute, painful musculoskeletal conditions.

“We believe that the proposed Mylan and Barr ANDA products will be found to infringe the AMRIX patent,” said Jerry Pappert, Executive Vice President and General Counsel of Cephalon.  “The AMRIX patent was approved by the United States Patent and Trademark Office and is presumed by law to be valid and enforceable.  The patent position for this product is strong and we intend to vigorously defend the AMRIX intellectual property.”

“We believe our Orange Book-listed patent provides coverage for AMRIX until 2025 and we intend to work diligently with Cephalon to protect this important product,” said Manya S. Deehr, Eurand’s Chief Legal Officer.

The filing of this lawsuit is provided for by the Hatch-Waxman Act, a federal statute governing certain aspects of generic drug approvals.  Under that statute, the filing of the lawsuit stays any FDA approval of the Mylan and Barr ANDAs until the earlier of a district court judgment in favor of Mylan or Barr or 30 months from the October 2008 receipt of the Mylan and Barr Paragraph IV certification letters.

Eurand developed AMRIX based on its patented and proprietary drug delivery formulation technologies.  Cephalon is the exclusive licensee and marketer of AMRIX in the United States.  Concurrent with the patent protection described above, Cephalon has a three-year period of marketing exclusivity preventing FDA approval of a generic version of AMRIX until February 2010.

About Cephalon, Inc.

Founded in 1987, Cephalon, Inc. is an international biopharmaceutical company dedicated to the discovery, development and commercialization of innovative products in four core therapeutic areas: central nervous system, pain, oncology and addiction. A member of the Fortune 1000, Cephalon currently employs approximately 3,000 people in the United States and Europe. U.S. sites include the company’s headquarters in Frazer, Pennsylvania, and offices, laboratories or manufacturing facilities in West Chester, Pennsylvania, Salt Lake City, Utah, and suburban Minneapolis, Minnesota. The company’s European headquarters are located in Maisons-Alfort, France.

The company’s proprietary products in the United States include: TREANDA® (bendamustine hydrochloride) for injection, AMRIX, PROVIGIL® (modafinil) Tablets [C-IV], FENTORA® (fentanyl buccal tablet) [C-II], TRISENOX® (arsenic trioxide) injection, VIVITROL® (naltrexone for extended-release injectable suspension), GABITRIL® (tiagabine hydrochloride), NUVIGIL® (armodafinil) Tablets [C-IV] and ACTIQ® (oral transmucosal fentanyl citrate) [C-II]. The company also markets numerous products internationally. Full prescribing information on its U.S. products is available at http://www.cephalon.com or by calling 1-800-896-5855.

About Eurand

Eurand is a specialty pharmaceutical company that develops, manufactures and commercializes enhanced pharmaceutical and biopharmaceutical products based on its proprietary drug formulation technologies. Eurand has had four products approved by the FDA since 2001 and has a pipeline of product candidates in development for itself and its collaboration partners. Eurand’s technology platforms include bioavailability enhancement of poorly soluble drugs, customized release, taste-masking/fast-dissolving formulations and drug conjugation.

Eurand is a global company with facilities in the U.S. and Europe.  For more information, visit Eurand’s website at www.eurand.com.

Cephalon Forward-Looking Statement

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Cephalon’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs; development of potential pharmaceutical products; interpretation of clinical results; manufacturing development and capabilities; market prospects for its products; sales and earnings guidance; and other statements regarding matters that are not historical facts, including statements regarding whether the Mylan ANDA product or Barr ANDA product infringes the AMRIX patent, the strength of the patent position for AMRIX or Cephalon’s intention to defend the AMRIX intellectual property. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law. The Private Securities Litigation Reform Act of 1995 permits this discussion.

Eurand Forward-Looking Statement

This release, and oral statements made with respect to information contained in this release, constitutes forward-looking statements.  Such forward-looking statements include those which express plan, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact including, but not limited to the future and status of our NDA filing for EUR-1008, enrollment and future plans for our clinical trials, progress of and reports of results from clinical studies, clinical development plans and product development activities.  The words “potentially”, “anticipates”, “could”, “calls for” and similar expressions also identify forward-looking statements. These statements are based upon management’s current expectations and are subject to risks and uncertainties, known and unknown, which could cause actual results and developments to differ materially from those expressed or implied in such statements.  Factors that could affect actual results include risks associated with the possibility that the FDA does not approve our NDA or continues to delay approval; the outcome of any discussions with the FDA; and unexpected delays or additional requirements in preparation of materials for submission to the FDA as a part of our NDA filing. Forward-looking statements contained in this press release are made as of this date, and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.  Actual events could differ materially from those anticipated in the forward-looking statements.

Cephalon Contacts:

Media:	Investor Relations:
Candace Steele	Chip Merritt
Cephalon, Inc.	Cephalon, Inc.
610-727-6231 (office)	610-738-6376 (office)
484-325-4860 (cell)	cmerritt@cephalon.com
csteele@cephalon.com

Eurand Contacts:

Bill Newbould	The Ruth Group
Eurand, Inc.	Nick Laudico/Sara Ephraim
267-759-9335 (office)	646-536-7030/7002
610-203-7663 (cell)	nlaudico@the ruthgroup.com
bill.newbould@eurand.com	sephraim@theruthgroup.com

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